EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-215776, 333-229395 and 333-230237 on Form S-3 and in Registration Statement Nos. 333-159899, 333-166327, 333-177168, 333-184543, 333-197437, 333-208381 and 333-225387 on Form S-8 of our report dated March 13, 2019, relating to the 2018 consolidated financial statements of Cryoport, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Cryoport, Inc. for the year ended December 31, 2019.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California
March 10, 2020